SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2002

Loudeye Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction incorporation or of organization)	0-29583 (Commission File Number)	91-1908833 (I.R.S. Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144
(Address of principal executive offices) (Zip code)

(206) 832-4000
(Registrant’s telephone number, including area code)

414 Olive Way
Seattle, Washington 98101
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On May 23, 2002, the Audit Committee of Loudeye Technologies, Inc. ( the “Company”) Board of Directors decided to replace Arthur Andersen LLP, the Company’s independent accountants. Arthur Andersen LLP had served the Company since 1999. The Audit Committee of the Board is responsible for the selection and replacement of the Company’s independent accounting firm.

     Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen LLP with a copy of the foregoing disclosures and has requested a letter from Arthur Andersen LLP stating whether it agrees with the disclosure contained herein. The Company will file such letter by an amendment to this Form 8-K.

     During the last two complete fiscal years and through the date hereof, the Company did not consult with any other accounting firm with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 16*	Letter from Arthur Andersen LLP regarding change in certifying accountant

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Technologies, Inc.

Dated: May 29, 2002	By:	/s/ Bradley A. Berg

Bradley A. Berg Senior Vice President & Chief Financial Officer

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